Exhibit 10.49

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE, dated as of March 4, 2008 (this “Amendment”), is made by and between ACQUIPORT UNICORN, INC., a Delaware corporation (“Landlord”), and MONOTYPE IMAGING, INC., a Delaware corporation (“Tenant”), for certain premises located in the building commonly known as 500 Unicorn Park Drive, Woburn, Massachusetts (the “Building”).

RECITALS:

A. Landlord and Tenant entered into that certain Gross Office Lease dated for reference January 5, 2005, which was amended by that certain First Amendment To Lease dated January 26, 2005 (as amended, the “Lease”) for approximately 29,880 rentable square feet on the second floor of the Building (the “Original Premises”).

B. Per Second Amendment to Lease dated as of May 26, 2006, and effective July 1, 2006, Tenant leased from Landlord, in addition to the Original Premises, approximately 2,034 rentable square feet (defined in the Second Amendment as the “New Space”), which is adjacent to the Original Premises. The New Space is approximately depicted on Exhibit A attached to the Second Amendment. The Original Premises and the New Space are collectively referred to as the “Current Premises.”

C. Tenant now wishes to lease from Landlord, and Landlord wishes to lease to Tenant, in addition to the Current Premises, approximately 6,466 rentable square feet constituting the balance of the second floor of the Building ( the “Additional Space”), and which is adjacent to the Current Premises. The Additional Space is approximately depicted on Exhibit A attached hereto and incorporated herein.

D. All terms, covenants and conditions contained in this Amendment shall have the same meaning as in the Lease, and, shall govern should a conflict exist with previous terms and conditions.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals. The recitals set forth above are hereby incorporated herein as if fully set forth.

2. Capitalized Terms. All capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined in this Amendment.

3. Addition to the Premises. The “Additional Space Commencement Date,” as used herein, is the first to occur of (i) the date of substantial completion of Landlord’s Work under this Amendment, or (ii) June 1, 2008. Effective as of the Additional Space Commencement Date, the Premises subject to the Lease shall consist of both the Current Premises and the Additional

Space and all references in the Lease to the “Premises” shall refer to the Current Premises and the Additional Space, collectively, containing approximately 38,380 rentable square feet.

4. Annual Rent. Rent for the Current Premises shall remain as provided in the Second Amendment. As of the Additional Space Commencement Date, the Annual Rent and Monthly Installment of Rent for the Additional Space only shall be payable in the following amounts (“ASCD” is the Additional Space Commencement Date:

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
From	To
ASCD	2/28/2009	6,466	$25.50	$164,883.00	$13,740.25
3/1/2009	2/28/2010	6,466	$26.50	$171,349.00	$14,279.08
3/1/2010	2/28/2011	6,466	$27.50	$177,815.00	$14,817.92

5. Tenant’s Proportionate Share. Effective as of the Additional Space Commencement Date, Tenant’s Proportionate Share for the Premises shall be 20.15%.

6. Security Deposit. Simultaneously with its execution and delivery of this Amendment, Tenant shall deposit with Landlord an additional $28,000, raising the total Security Deposit amount to $207,280.

7. Condition of Premises.

(a) Tenant acknowledges that Landlord shall have no obligation to perform any construction or make any additional improvements or alterations, or to afford any allowance to Tenant for improvements or alterations, in connection with this Amendment, other than as is set forth in Paragraph 7(b) below. Except as is provided in Paragraph 7(b), Tenant accepts the Additional Space in its “as is” condition.

(b) Landlord shall provide Tenant improvements in accordance with the workletter set forth in Exhibit B attached to this Amendment. If Landlord’s Work in the Additional Space is delayed as a result of: (a) Tenant’s failure to agree to plans and specifications; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant, the Additional Space Commencement Date and the payment of rent for the Additional Space shall commence upon the date that the Additional Space would have been substantially completed if not for such delay by Tenant.

(c) Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Additional Space Commencement Date and a rent schedule revised to show the actual Additional Space Commencement Date. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

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8. Parking. The second sentence of the item labeled “Parking” on the Reference Pages of the Lease is amended, effective as of the Additional Space Commencement Date, to read as follows: “Tenant shall also have the right to use 20 reserved parking spaces in the covered garage.”

9. Incorporation. Except as modified herein, all other terms and conditions of the Lease shall continue in full force and effect and Tenant hereby ratifies and confirms its obligations thereunder. Tenant acknowledges that as of the date of the Amendment, Tenant (i) is not in default under the terms of the Lease; (ii) has no defense, set off or counterclaim to the enforcement by Landlord of the terms of the Lease; and (iii) is not aware of any action or inaction by Landlord that would constitute an Event of Default by Landlord under the Lease.

10. Tenant’s Authority. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Amendment on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Amendment, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Amendment, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Amendment.

11. Broker. Landlord and Tenant each (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Amendment other than Cushman & Wakefield, whom Landlord shall compensate in accordance with a separate agreement, and (ii) agrees to defend, indemnify and hold the other harmless from and against any losses, damages, costs or expenses (including reasonable attorneys’ fees) incurred by such other party due to a breach of the foregoing warranty by the indemnifying party.

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12. Limitation of Landlord Liability. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:		TENANT:

ACQUIPORT UNICORN, INC.,		MONOTYPE IMAGING, INC.,
A Delaware corporation		A Delaware corporation

By:	/s/ Edward Reiss	By:	/s/ Douglas J. Shaw
Name:	Edward Reiss	Name:	Douglas J. Shaw
Title:	Vice President / District Manager	Title:	President & CEO
Dated:	March 18, 2008	Dated:	March 6, 2008

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EXHIBIT A

Attached to and made a part of the Third Amendment to

Lease Dated March 4, 2008 between

ACQUIPORT UNICORN, INC., as Landlord,

and MONOTYPE IMAGING, INC., as Tenant

500 Unicorn Park Drive, Woburn, MA

ADDITIONAL SPACE

Exhibit A is intended only to show the general depiction of the Additional Space (labeled below “Future Expansion”). It does not in any way supersede any of Landlord’s rights set forth in the lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

EXHIBIT B

Attached to and made a part of the Third Amendment to

Lease Dated March 4, 2008 between

ACQUIPORT UNICORN, INC., as Landlord,

and MONOTYPE IMAGING, INC., as Tenant

500 Unicorn Park Drive, Woburn, MA

LANDLORD’S WORK

1. Landlord’s Work. Landlord shall provide design and construction of the work described in the plan attached hereto as Schedule 1 and in the scope of work attached hereto as Schedule 2 (“Landlord’s Work”). As further provided herein, Tenant shall be responsible for the incremental cost of Landlord’s Work in excess of the Maximum TI Allowance (defined below). The certificate of Landlord’s architect that the work to be done by Landlord pursuant to this Exhibit B has been substantially completed shall be adequate evidence that the Additional Space have been completed in accordance with the requirements of the Lease and that possession thereof has been deemed delivered to Tenant, for all purposes of the Lease, including the commencement of the payment of rent.

2. Cost and Allowance.

2.1 Prior to commencing any of Landlord’s Work, Landlord shall submit to Tenant for Tenant’s approval a written estimate of the cost of Landlord’s Work (an “Estimate”). Landlord shall not be required to commence its work until Tenant has acknowledged its approval of the Estimate.

2.2 This Lease and the rental rates provided for herein are premised on a total cost of Landlord’s Work not to exceed $129,320 ($20 per rsf, the “Maximum TI Allowance”). The “cost of Landlord’s Work” includes, without limitation:

2.2.1 All costs and expenses actually incurred by Landlord pertaining to Landlord’s Work, including, but not limited to, costs charged by contractors and subcontractors, and general conditions costs and other costs and expenses in connection with preparation of the Premises for occupancy;

2.2.2 All costs and expenses of preparation of the plans for such construction, and site inspection and contract administration by Landlord’s consulting architects and/or engineers;

2.2.3 All costs of permits, licenses and other approvals required for the performance of Landlord’s Work; and

2.2.4 A construction management fee to Landlord of three percent (3%) of the total of all such costs under the foregoing Sections 2.2.1, 2.2.2 and 2.2.3.

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2.3 If the total cost of Landlord’s Work exceeds the Maximum TI Allowance, then Tenant shall reimburse Landlord for such excess cost upon demand as additional rent hereunder.

3. Miscellaneous.

3.1 Except as set forth in this Exhibit B, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and provisions of the Lease.

3.2 All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

3.3 This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

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SCHEDULE 1

PLAN FOR LANDLORD’S WORK

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SCHEDULE 2

SCOPE FOR LANDLORD’S WORK

All reference to the “plan” is the Monotype Imaging, Second Floor Plan dated March 5, 2008. All construction is limited to the ‘bubbled areas’ on the plan and shall be Building Standard unless otherwise noted.

•	Demolition

•	Remove all ceilings, walls and flooring needed to obtain the layout on the plan.

•	Drywall

•	Furnish and install all necessary drywall to obtain the layout on the plan.

•	Ceiling

•	Modify existing ceiling as needed to obtain new layout.

•	Doors, Frames and Hardware

•	Reuse and relocate existing doors, frames and hardware wherever possible. Purchase and install new as needed. All new hardware to be Building Standard passage sets and shall match existing.

•	New offices to receive doors, frames and sidelights to match existing offices.

•	Paint

•	Building Standard latex paint on new walls to match existing colors.

•	Building Standard paint on new and relocated frames to match existing colors.

•	All new doors shall be finished to match existing doors as best as possible.

•	Flooring

•	Install new carpet and vinyl base in expansion area with ‘best match possible’. Patch and match carpet as needed in reconfigured existing areas.

•	Electrical

•	Install one new floor core in the southwest portion of the existing space (exact location TBD).

•	Reuse and relocate existing light fixtures wherever possible.

•	Purchase and install additional Building Standard light fixtures as needed.

•	Typical convenience power for a 1st Class office building in new and reconfigured areas.

•	Power to junction boxes for furniture feeds.

•	Install furniture whips supplied Monotype Imaging.

•	Modifications to the fire alarm system required by code.

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•	HVAC

•	Redistribute HVAC as required in expansion and reconfigured areas.

•	Fire Protection

•	Relocate existing sprinkler heads and furnish and install additional sprinkler heads as needed.

•	Additional Notes

•	We exclude all tel/data.

•	All workstations and furniture shall be removed and relocated by Monotype Imaging.

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EXHIBIT C

Attached to and made a part of the Third Amendment to

Lease Dated March 4, 2008 between

ACQUIPORT UNICORN, INC., as Landlord,

and MONOTYPE IMAGING, INC., as Tenant

500 Unicorn Park Drive, Woburn, MA

ADDITIONAL SPACE COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of                         , 2005, by and between ACQUIPORT UNICORN, INC., a Delaware corporation (“Landlord”) and MONOTYPE IMAGING, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Third Amendment to Lease, dated for reference March 4, 2008 (the “Amendment”) for certain premises (the “Additional Space”) consisting of approximately 6,466 rentable square feet at the building commonly known as 500 Unicorn Drive, Woburn, Massachusetts.

B.	Tenant is in possession of the Additional Space and the Term of the Lease as to the Additional Space has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Additional Space Commencement Date and other matters under the Amendment.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Additional Space Commencement Date is .

2.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

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3.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

ACQUIPORT UNICORN, INC.,		MONOTYPE IMAGING, INC.,
a Delaware corporation		a Delaware corporation

By:	SAMPLE—DO NOT EXECUTE	By:	SAMPLE—DO NOT EXECUTE

Name:		Name:

Title:		Title:

Dated:	, 2008	Dated:	, 2008

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